UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2010 (July 15, 2010)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Retirement Agreement with Donald J. Radkoski
On July 15, 2010, Bob Evans Farms, Inc. (the “Company” or “Bob Evans”) entered into a Retirement Agreement (the “Agreement”) with Donald J. Radkoski in connection with his retirement from the Company. Among other terms, the Agreement provides that Mr. Radkoski will receive a lump sum payment of $524,487.17, less appropriate tax withholding amounts. This payment includes: (a) six months’ base salary; (b) a week’s worth of base salary for every two years of service; (c) Mr. Radkoski’s fiscal 2010 annual cash performance bonus based on performance as of the end of Bob Evans’ fiscal year end; (d) the value of Mr. Radkoski’s fiscal 2011 vacation; and (e) an amount equivalent to Bob Evans’ contribution for six month’s worth of coverage under Bob Evans’ Retiree Health Insurance Plan. This amount was recorded in the fourth quarter of fiscal 2010. Mr. Radkoski will also receive his accrued benefits and vested awards under Bob Evans’ compensation plans and programs, as determined under the terms of each such plan and program.
In consideration of the payments and benefits to be received under the Agreement, Mr. Radkoski released any and all claims, demands and liabilities of any kind whatsoever which he may have against Bob Evans and its affiliates related to matters which occurred prior to the execution of the Agreement. Mr. Radkoski also agreed that he will not disclose any of Bob Evans’ confidential information or trade secrets. For a period of one year, Mr. Radkoski is prohibited from working for any business (a) engaged in the family or casual dining restaurant industry; (b) offers products that compete with products offered by the Company or any of its affiliates; (c) offers products that compete with products the Company or its affiliates have taken substantial steps toward launching during Mr. Radkoski’s employment with the Company; or (d) is engaged in a line of business that competes with any line of business that the Company or its affiliates enter into, or have taken substantial steps to enter into, during Mr. Radkoski’s employment with the Company. Mr. Radkoski is also prohibited from soliciting or hiring certain of Bob Evans’ employees for a period of one year.
The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
     (a) — (c). Not applicable.
     (d). Exhibits:

Exhibit No.	Description

10	Retirement Agreement between Bob Evans Farms, Inc. and Donald Radkoski

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: July 19, 2010	By:	/s/ Mary L. Garceau
Mary L. Garceau
Vice President, General Counsel and Corporate Secretary

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